UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

September 20, 2005
(Date of earliest event reported)

Harsco Corporation
(Exact name of registrant as specified in its charter)

DE	1-3970	23-1483991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Poplar Church Road, Camp Hill PA, 17011	17011
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   717-763-7064

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 20, 2005, Harsco Corporation (the Company) and Sun HB Holdings, LLC (the Seller) executed an agreement whereby Harsco will acquire the German-based Hünnebeck Group GmbH (Hünnebeck) for €140 million (approximately $170 million) subject to certain adjustments related to specific balance sheet amounts at closing. The Company will not purchase cash or assume debt. Hünnebeck is a provider of highly engineered formwork and scaffolding equipment with operating subsidiaries in twelve countries and export sales worldwide.

Completion of the acquisition is subject to the receipt of the necessary regulatory approvals and customary closing conditions and is expected to close during the fourth quarter of 2005. A copy of the press release announcing this transaction is attached hereto and incorporated by reference herein as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

    Exhibit 99.1.       Press release dated September 20, 2005

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Harsco Corporation (Registrant)
September 21, 2005 (Date)	/s/ SALVATORE D. FAZZOLARI Salvatore D. Fazzolari Senior Vice President, Chief Financial Officer & Treasurer

Exhibit Index
99.1	Press release dated September 20, 2005